   As filed with the Securities and Exchange Commission on October 17, 2000

                                                    Registration No. 333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           TIME WARNER TELECOM INC.
            (Exact name of registrant as specified in its charter)

                    DELAWARE                                     84-1500624
          (State or other jurisdiction of                     (I.R.S. Employer
          incorporation or organization)                   Identification Number)

                           10475 Park Meadows Drive
                             Littleton, CO  80124
                                (303) 566-1000
              (Address of Principal Executive Offices) (Zip Code)

                                _______________

        Time Warner Telecom Inc. Independent Director Compensation Plan
                           (Full title of the Plan)

                                _______________

                                David J. Rayner
               Senior Vice President and Chief Financial Officer
                           Time Warner Telecom Inc.
                           10475 Park Meadows Drive
                              Littleton, CO 80124
                    (Name and Address of agent for service)

                                (303) 566-1000
         (Telephone number, including area code, of agent for service)

                                _______________

===================================================================================================================================
          Title of Securities                       Amount to be    Proposed Maximum       Proposed Maximum         Amount of
            to be Registered                         Registered      Offering Price        Aggregate Offering    Registration Fee
                                                                      Per Share (1)            Price (1)
===================================================================================================================================
Class A Common Stock, par value $.01 per share          1,000              $ 49                $ 49,000               $ 12.93
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, pursuant to Rules 457(c) and (h) under the Securities Act of 1933, and based on the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq National Market on October 12, 2000

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Time Warner Telecom Inc. Independent Director Compensation Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of
Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

  This registration statement on Form S-8 registers 1,000 shares of Class A Common Stock for issuance pursuant to the terms of the Time Warner Telecom Inc. Independent Director Compensation Plan (the "Plan").

Item 3. Incorporation of Documents by Reference.

  The following documents filed with the Securities and Exchange Commission (the "Commission") by Time Warner Telecom Inc. (the "Company" or the "Registrant") pursuant to the Securities Exchange Act of 1934, or as otherwise indicated, are hereby incorporated by reference in this registration statement:

     1. The Annual Report of the Company on Form 10-K for the year ended December 31, 1999.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000.

     3. The description of the Company's Class A Common Stock, par value $.01 per share, contained in its Registration Statement on Form 8-A/A as filed with the Commission on July 28, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934.

     4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

  All documents and reports subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement, information or document incorporated hereby by reference or deemed to be incorporated herein by reference and to be a part hereof may be automatically updated or replaced by documents the Company subsequently files which also are or are deemed to be incorporated herein by reference. Any statement, information or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

  Not applicable.

Item 5. Interests of Named Experts and Counsel.

  Not applicable.

Item 6. Indemnification of Directors and Officers.

  Article VII of the Bylaws of the Company provides that to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"), the Company will indemnify and hold harmless any person that was or is made or threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company.

  Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, except that no indemnification may be made in respect of any claim or matter as to which the person has been adjudged to be liable to the corporation unless the court determines upon application that, in view of all of the circumstances, the person is fairly and reasonably entitled to indemnity for expenses. The Company also has obtained insurance policies which provide coverage for its directors and officers in certain situations, including some situations where the Company cannot directly indemnify the directors or officers.

  The By-laws of Time Warner Inc. ("TWI") require indemnification to the fullest extent permitted under Delaware or other applicable law of any person who is or was a director or officer of TWI, and permit such indemnification of any agent of TWI, who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving at the request of TWI as a director, officer or employee of any other enterprise. Mr. Hays, a director would, be automatically covered by this provision; TWI has agreed to cover Messrs. Britt and Davies, directors of the Company. The Directors' and Officers' Liability and Reimbursement Insurance Policy of TWI is designed to reimburse TWI for any payments made by it pursuant to the foregoing indemnification. In addition, generally, the By-laws of American Television and Communications Corporation ("ATC"), Time Warner Companies, Inc. ("TWCI") and Warner Communications Inc. ("WCI"), subsidiaries of TWI that hold interests in the Company, provide for the indemnification of the officers and directors of ATC, TWCI and WCI to the fullest extent permitted by applicable law. Messrs. Britt, Davies and Hays, are officers of ATC and Mr. Hays is also an officer of TWCI and WCI.

Item 7. Exemption from Registration Claimed.

  Not applicable.

Item 8. Exhibits.

  The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 9. Undertakings.

  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Littleton, Colorado, on October 17, 2000.

                              TIME WARNER TELECOM INC.

                              By:  /s/ David J. Rayner
                              ____________________________________
                              Name:  David J. Rayner
                              Title: Senior Vice President and
                                     Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                                    Title                                  Date
          ---------                                    -----                                  ----
(i) Principal Executive Officer:

 /s/ Larissa L. Herda**
-----------------------------------          President and Chief Executive Officer        October 17, 2000
             Larissa L. Herda                and Director


(ii) Principal Financial Officer:

 /s/ David J. Rayner
-----------------------------------          Senior Vice President and Chief              October 17, 2000
           David J. Rayner                   Financial Officer


(iii) Principal Accounting Officer:

 /s/ Jill Stuart**
-----------------------------------          Vice President, Accounting and               October 17, 2000
        Jill Stuart                          Finance and Chief Accounting Officer


(iv) Directors:

 /s/ Glenn A. Britt**
-----------------------------------
           Glenn A. Britt                    Director                                     October 17, 2000


/s/ Bruce Claflin**
-----------------------------------
         Bruce Claflin                       Director                                     October 17, 2000


 /s/ Richard J. Davies**
-----------------------------------
              Richard J. Davies              Director                                     October 17, 2000

 /s/ Spencer B. Hays**
-----------------------------------
            Spencer B. Hays                  Director       October 17, 2000


 /s/ Lisa Hook**
-----------------------------------
            Lisa Hook                        Director       October 17, 2000


 /s/ Robert J. Miron**
-----------------------------------
            Robert J. Miron                  Director       October 17, 2000


**By: /s/ David J. Rayner, in the capacity indicated and as attorney-in-fact for
      -------------------
the named officers and named directors, who constitute all of the directors of the Company.

                                 EXHIBIT INDEX

Exhibit

                                     Description                           Page
                                     -----------                           ----

4.1   Restated Certificate of Incorporation (which is incorporated          *
      herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 as filed with the SEC on May 11, 1999
      (Registration No.333-49439)).

4.2   By-laws (which are incorporated herein by reference to Exhibit 3.2    *
      to Company's Registration Statement on Form S-1 as filed with the SEC on May 11, 1999 (Registration No.333-49439)).

4.3   Time Warner Telecom Inc. Independent Director Compensation Plan.

5 Opinion of Paul Jones, Esq. regarding the legality of the securities being registered.

23.1  Consent of Ernst & Young LLP, Independent Auditors.

23.2  Consent of Paul Jones (which is incorporated herein by reference      *
      to Exhibit 5).

24.1  Power of Attorney.



________________________________
*    Incorporated by reference